EXHIBIT 5
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                  MOYE, GILES, O'KEEFE, VERMEIRE & GORRELL LLP
                          1225 17th Street, Suite 2900
                             Denver, Colorado 80202



June 19, 2003

U.S. Gold Corporation
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215

         Re:  U.S. Gold Corporation
                 Registration Statement on Form SB-2
                 Registration No. 333- 96653

Ladies and Gentlemen:

     We have acted as counsel to U.S. Gold Corporation (the "Company"), a Colorado corporation, in connection with the public offering and sale of up to 2,785,715 shares of common stock (the "Shares"). The Shares are being registered with the Securities and Exchange Commission (the "Commission") pursuant to a Registration Statement on Form SB-2 filed with the Commission on July 18, 2002 (as amended, the "Registration Statement"). The Shares are to be offered and sold in accordance with the terms and conditions set forth in the Registration Statement (the "Offering").

     In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments as we have deemed necessary to form the basis for the opinion expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the authority of all persons or entities signing the documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or reproduced copies.

     Based upon and subject to the foregoing, we are of the opinion that, at such time as the Registration Statement has become effective with the Commission pursuant to the Securities Act of 1933, as amended, the Shares, when sold in accordance with the terms of the Offering, will be validly legally issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Legal Opinion" in the Prospectus that forms a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.


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     We undertake no obligation to update the opinion expressed herein at any time after the date hereof.


                                Respectfully submitted,


                                /s/ Moye, Giles, O'Keefe, Vermeire & Gorrell LLP MOYE, GILES, O'KEEFE,
                                VERMEIRE & GORRELL LLP